SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 3, 1997


                            Crown Energy Corporation
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              Exact name of registrant as specified in its charter



          Utah                             0-19365                87-036891
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 State or other jurisdiction          Commission File No.     IRS Employer ID #
    of incorporation


             215 South State, Suite 550, Salt Lake City, Utah 84111
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               Address and zip code of principal executive offices


                                  801-537-5610
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                          Registrant's telephone number

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Item 1.  Changes in Control of Registrant

            Not Applicable.

Item 2.  Acquisition or Disposition of Assets

   By letter dated November 3, 1997, Joseph L. Roberts, President of MCNIC Pipeline & Processing Company, a Michigan corporation ("MCNIC"), indicated the intent of MCNIC to proceed with the development of the Initial Facility, as defined in the Operating Agreement (the "Operating Agreement"), for Crown Asphalt Ridge, L.L.C., a Utah limited liability company (the "L.L.C."). MCNIC, together with Crown Asphalt Corporation, formerly known as BuenaVentura Resources Corporation ("Crown Asphalt"), and a wholly owned subsidiary of the Registrant, are the sole members (the "Members") of the L.L.C. As a result of MCNIC's election, Crown Asphalt is required to contribute all of its rights to oil sands reserves located at Asphalt Ridge in eastern Utah (the "Reserves"), as well as to sublicense certain proprietary technology needed to extract marketable products from such Reserves. For the purposes of the Operating Agreement, the Reserves were valued by agreement at $500,000 and the proprietary technology was accorded a nominal value with Crown Asphalt being given a credit for such values as a capital contribution to the L.L.C. However, Crown Asphalt may realize a greater value for the Reserves, as is discussed below. In addition, the Operating Agreement provides that Crown Asphalt will be required to contribute certain equipment leases on mining equipment with a fair market value of up to $3.5 million. As required by the Utah Revised Business Corporation Act, the shareholders of the Registrant approved the conveyance of the Reserves and related technologies at a Shareholders Meeting held on October 21, 1997.

   Prior to entering into the Operating Agreement, the Registrant had been actively seeking opportunities to develop and profit from the Reserves. As part of its ongoing efforts, representatives of the Registrant initiated discussions with representatives of MCN Energy Group, Inc., a large diversified energy holding company with approximately $4 billion in assets ("MCN"). Negotiations resulted in the execution of the Operating Agreement effective as of August 1, 1997. In reaching its decision to enter into the L.L.C., the Board of Directors of the Registrant considered a number of factors, including without limitation,
(i) MCN and MCNIC's financial resources and reputation in the natural resource industry; (ii) its other financing alternatives; (iii) the terms and conditions of the Operating Agreement, including the required capital contributions from both Crown Asphalt and MCNIC and the ability of Crown Asphalt to participate meaningfully in the L.L.C. The Board of Directors of the Registrant did not assign relative weights to any specific factor in reaching its decision.

   MCNIC and Crown Asphalt will initially own shares of 75% and 25%, respectively, in the profits, losses and obligations of the L.L.C. Once the Initial Plant is built by the L.L.C. and the economic operations of the L.L.C. are successful to the extent of paying out specified returns to MCNIC as described within the Operating Agreement, Crown Asphalt's interest in the L.L.C. will increase to 50%.

   Under the Operating Agreement, the Members may construct up to two subsequent plants (the "Subsequent Plants"), similar to the Initial Plant if the economics of the L.L.C.'s oil sands processing business so permit. The agreement of MCNIC and Crown Asphalt is that any Subsequent Plant will be held and operated by a separate legal entity (a "Successor L.L.C.") formed by the Members with similar provisions as the L.L.C. Crown Asphalt may elect to participate in either of the Subsequent Plants and may obtain, at its option, between 10% and 50% of the interests in the newly formed entity. A portion of Crown Asphalt's obligations to contribute to any Successor L.L.C. may be satisfied through the value of the contributed Reserves which Crown Asphalt may be credited with, as described below. The Operating Agreement also contemplates that the Members may pursue other unspecified business opportunities within the State of Utah.

   Following the determination by both Members or one Member to proceed with the construction of a Subsequent Plant, the L.L.C. will convey to the Successor L.L.C. sufficient Reserves and other property and water rights to enable it to sustain operations in accordance with the applicable projections and market studies. If, during the twelve months prior to the sale of products from the first Subsequent Plant, MCNIC has realized certain returns as defined within the Operating Agreement, Crown Asphalt will be credited with a value for the Reserves equal to $.10 per barrel for the products estimated to be produced from the plant over a 20 year period.

   Because the L.L.C. is a newly formed entity, financial statements for such entity are not material and are not included herewith. In addition, because the contribution of the Reserves and related technology to the L.L.C. constitute merely an exchange of the Reserves for an interest in a limited liability company by the Registrant, proforma financial statements relating to the disposition of the Reserves and related technology are not material and are not included herewith.

Item 3.  Bankruptcy or Receivership

            Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant

            Not Applicable.

Item 5.  Other Events

   On November 4, 1997, the Registrant completed the sale of 500,000 shares of its $10 Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock") to Enron Capital & Trade Resources Corp. ("ECT") pursuant to a Stock Purchase Agreement dated September 25, 1997 for an aggregate sales price of $5 million. The Series A Preferred are convertible at the option of its holder(s) into 24% of the Common Stock of the Registrant. Dividends shall accrue on the outstanding Series A Preferred shares at the rate of 8% per annum and may be paid through cash or common shares of the Registrant at the option of the holder(s).

   Subject to the holder(s)' right to convert the Series A Preferred, the Registrant may redeem the Series A Preferred at any time from the date on which it is issued at a percentage of the Series A Preferred's stated value ($10) which will vary depending on when the Registrant exercises such right. The holder(s) of the Series A Preferred may also require the Registrant to redeem its Series A Preferred under certain circumstances after the eighth anniversary of the Series A Preferred's issuance.

   The holder(s) of the Series A Preferred shall have the right, but shall not be obligated, to appoint 20% of the Registrant's Board of Directors. In addition, the holder(s) of the Series A Preferred will have certain voting rights upon any attempt by the Registrant to alter the rights and preferences of the Series A Preferred, authorize any security having liquidation preference, redemption, voting or dividend rights senior to the Series A Preferred, increase the number of Series A Preferred, reclassify its securities or enter into specified extraordinary events. All voting rights of the Series A Preferred expire upon the issuance by the Registrant of its notice to redeem such shares.

   The shares of Common Stock issuable upon the conversion of the Series A Preferred is subject to adjustment upon the issuance of additional shares of the Registrant's common stock resulting from stock splits, share dividends and other similar events as well as upon the issuance of additional shares or options which are issued (i) in connection with the Registrant's venture with MCNIC in the L.L.C., as discussed in item 2 above; or (ii) as compensation to any employee, director, consultant or other service provider of the Registrant or any subsidiary (other than options to require up to 5% of the Registrant's common stock at or less than the then fair market value).

Item 6.  Resignation of Registrant's Directors

            Not Applicable.

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits

            Not Applicable.

Item 8.  Changes in Fiscal Year

            Not Applicable

Item 9.  Sales of equity securities pursuant to Regulation S

            Not Applicable.

   The following exhibits are filed with the Report.

     Item 601 No.   Document No.                 Description
       .10            10.01       Operating Agreement of Crown Asphalt Ridge,
                                                    L.L.C.


                                                CROWN ENERGY CORPORATION


                                                /s/ Richard S. Rawdin
                                                ----------------------
                                                Richard S. Rawdin
                                                Vice President

Dated: November 18, 1997